UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): October 20, 2015

BALDWIN & LYONS, INC.
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(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 Congressional Boulevard, Carmel, IN	46032
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                       (317) 636-9800
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Not applicable
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 (Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
       2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
      4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

The following information is being furnished pursuant to Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.
In accordance with Item 5.02(c), Baldwin & Lyons, Inc. announces the appointment, effective immediately, of Mr. Steven A. Shapiro, age 50, to the position of Executive Chairman of the Board of Directors.  Mr. Shapiro has been lead director since 2010 and served on the Board since 2007.  Mr. Shapiro has been Vice President of SF Investments, a broker/dealer in securities since 1991 and has been a member of New Vernon Investment Management, LLC, the General Partner in a series of investment limited partnerships, including the New Vernon Insurance Fund, since 1999.  Mr. Shapiro served on the Board of Directors of First Mercury Financial Corporation until its sale in February, 2011.
In connection with Mr. Shapiro's election, Mr. Gary Miller, age 75, formerly Chairman, will assume the title of Deputy Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

October 20, 2015                                                                                        by: /s/ Joseph J. DeVito
Joseph J. DeVito
Chief Executive Officer and President